Exhibit 99.1

Revolution Lighting Technologies Reports First Quarter 2014 Financial Results

– Reported Q1 Revenue of $5 Million –

– Gross Margin at 33% –

– Company Reiterates 2014 Pro Forma Revenue to be in the $110 Million Range with Pro Forma Organic Revenue Growth of Approximately 40% –

– Reiterates 2014 Adjusted EBITDA to be in the 12-15% range –

Stamford, CT, May 12, 2014 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the first quarter of 2014, ended March 31, 2014.

“While revenue got off to a slow start in the seasonally slow first quarter, we made great progress in growing our sales pipeline to over $200 million,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “We continued to position Revolution Lighting for accelerated growth beginning in the second quarter and continuing throughout the year.”

2014 Outlook

Revenue in the second quarter of 2014 will include approximately two months of the recently completed Value Lighting acquisition, and is expected to be in the $15-17 million range, as compared to $7.4 million in the second quarter of 2013. The Company reiterates previously stated guidance of 2014 pro forma revenue in the $110 million range with pro forma organic revenue growing by approximately 40% compared to pro forma revenue of $80 million in 2013, and Adjusted EBITDA in the 12-15% range.

Quarter Ended March 31, 2014

For the quarter ended March 31, 2014, total revenue was approximately $5.0 million, as compared to $6.3 million in the same period in 2013, a decrease of approximately 21%. The three months ended March 31, 2013 included a $3.9 million order, which did not reoccur in the first quarter of 2014. Excluding the large order, revenue increased 108% in the first quarter of 2014.

Gross profit for the quarter was approximately $1.7 million as compared to gross profit of approximately $2.7 million for the corresponding period in 2013. Gross margin for the quarter was 33% as compared to 42% for the same period in 2013. The decrease in gross margin reflects the impact of lower sales. The Company expects gross margin to increase in the second quarter with gross margin to approximate 35% for the year.

The Company reported an operating loss of $3.4 million in the first quarter of 2014 as compared to $2.9 million in the same period of 2013. Operating results for the first quarter of 2014 were negatively impacted by one-time and non-cash charges of $1.3 million, including expenses related to acquisitions, the amortization of intangible assets resulting from the acquisitions and stock-based compensation, compared to corresponding charges of $3.2 million in the first quarter of 2013. Negative Adjusted EBITDA (as defined below) for the first quarter of 2014 was approximately $2.2 million excluding the aforementioned charges compared to a positive $0.4 million in the first quarter of 2013.

The Company reported a net loss for the first quarter of 2014 of approximately $3.5 million as compared to a net loss of $5.3 million for the same period in 2013. The net loss for the first quarters of 2014 and 2013 includes the aforementioned one-time and non-cash charges, and in 2013, a charge for the change in fair value of embedded derivative of $3.2 million and a gain on the bargain purchase of a business of $0.7 million.

Basic and diluted loss per share attributable to common stockholders were $0.05 and $0.11, respectively, for the quarters ended March 31, 2014 and 2013. Weighted basic and diluted shares outstanding were 81.4 million for the quarter ended March 31, 2014 and 71.7 million for the quarter ended March 31, 2013. The per share amounts reflect accrual of dividends on preferred stock and the accretion to redemption value of the Series E and F preferred stock.

Recent Business Highlights

•	April 22nd: Announced the launch of Seesmart-brand dimmable LED downlights, which feature a long lifetime of 35,000 hours and provide highly efficient and cost-effective solutions for a variety of lighting applications

•	April 17th: Announced the completion of the acquisition of Value Lighting Inc. and certain affiliates, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S.

•	April 7th: Announced master distribution agreements to expand the Company’s international footprint and drive penetration in key European and South American markets

•	April 3rd: Announced the launch of Seesmart brand Generation 3 (G3) LED T8 tube lamps featuring an innovative all-plastic construction with a thermoplastic heat sink for cool, efficient operation

The Company’s business pipeline is robust with Revolution Lighting being selected for several strategic opportunities and initiating key projects in recent months, including the following:

•	Down selected on LED lighting retrofit projects for several large nationwide franchise operators with over 6,000 outlets commencing in 2014 with a potential of over $100 million

•	Designated the preferred provider of LED products for New Jersey and select New York State public school systems with the potential of over $30 million

•	Selected to participate in a large multi-use project in a major U.S. city, including hotels, apartments and retail outlets with a potential of $20 million

•	Nearing completion of product delivery and installation for the retrofit of the Connecticut Convention Center, located in Hartford, Connecticut; this 540,000 square foot building is the largest energy reduction project in the state

Liquidity Position

The Company had a cash balance of $1.0 million as of March 31, 2014.

During the fourth quarter of 2013, the Company entered in an accounts receivable financing facilities pursuant to which it can borrow up to an aggregate of $1.5 million, subsequently increased to $2.0 million. At March 31, 2014, $0.7 million was outstanding under the facilities.

The Company’s controlling stockholder provided the following financings in 2014:

•	During the first quarter of 2014, the Company borrowed $3.5 million under a financing arrangement with an affiliate of its controlling stockholder.

•	In April 2014, the Company borrowed an additional $11.8 million from affiliates of its controlling stockholder, including $10.8 million used to fund the cash portion of the consideration for the acquisition of Value Lighting and certain related expenses, and $1.0 million for general corporate purposes.

At March 31, 2014, the Company had negative working capital of approximately $1.9 million, excluding cash and cash equivalents of $1.0 million compared to negative working capital of approximately $3.5 million, excluding cash and cash equivalents of $1.8 million at December 31, 2013.

Further information on Revolution Lighting Technologies’ quarterly and annual results can be found in the Company’s Form 10-Q for the quarter ended March 31, 2014 filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, and our revenue and Adjusted EBITDA outlook for the second quarter and full year 2014. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2013. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Pro Forma Revenue

Pro Forma revenue assumes that the Company’s 2014 and 2013 acquisitions had occurred on January 1, 2013.

Pro Forma Organic Revenue

Pro Forma organic revenue growth is determined by comparing pro forma revenue in 2013 to pro forma revenue in the comparing subsequent period (2014).

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, interest, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the quarters ended March 31, 2014 and March 31, 2013 respectively follows:

	(in millions)
(in millions)	March 31, 2014	March 31, 2013
Net Loss	(3.5)	(5.3)
Change in fair value of embedded derivative	$—	$3.2
Gain on bargain purchase of business	—	(0.7)
Severance and transition costs	0.1	0.9
Acquisition related costs	0.4	1.1
Depreciation and amortization	0.6	1.0
Interest expense	0.1	—
Stock compensation	0.1	0.2

Adjusted EBITDA	$(2.2)	$0.4

Contact:

ICR

Anton Nicholas, Cory Ziskind

203-682-8200

Anton.Nicholas@icrinc.com

Cory.Ziskind@icrinc.com

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